Exhibit 99.1

NEWS RELEASE
4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

THE GEO GROUP ANNOUNCES DECISION BY FEDERAL BUREAU OF PRISONS

TO NOT REBID ITS CONTRACT FOR RIVERS CORRECTIONAL FACILITY

Boca Raton, Fla. – November 23, 2020 — The GEO Group, Inc. (NYSE: GEO) (“GEO”) announced today that the Federal Bureau of Prisons has decided to not rebid the contract for the company-owned, 1,450-bed Rivers Correctional Facility in North Carolina, which is set to expire on March 31, 2021. The contract for the Rivers Correctional Facility generated approximately $43 million in annualized revenues for GEO. GEO expects to market the Rivers Correctional Facility to other federal and state agencies.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “We have operated the Rivers Correctional Facility under a public-private partnership with the Federal Bureau of Prisons for 20 years. Over the last two decades, our employees have delivered high quality services, helping Washington D.C. residents at the Rivers Correctional Facility achieve successful rehabilitation and community reentry outcomes. Federal prison populations in the United States have experienced a decline, more recently as a result of the COVID-19 pandemic. We expect to market the Rivers Correctional Facility to other federal and state agencies.”

In an effort to enhance the community support services for Washington D.C. residents housed at the Rivers Correctional Facility, GEO established Reentry Success D.C. in collaboration with the National Federation of Federal Employees (an affiliate of the International Association of Machinists and Aerospace Workers). The program enhances GEO’s pre- and post-release services by connecting returning citizens to gainful employment. Reentry Success D.C. is available to every GEO Continuum of Care participant at the Rivers Correctional Facility, who is returning to Washington D.C. upon release. Additional information on Reentry Success D.C. can be found at www.reentrysuccessdc.com

About The GEO Group

The GEO Group (NYSE: GEO) is a fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO is a leading provider of enhanced in-custody rehabilitation, post-release support, electronic monitoring, and community-based programs. GEO’s worldwide operations include the ownership and/or management of 123 facilities totaling approximately 93,000 beds, including projects under development, with a workforce of approximately 23,000 professionals.

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

This press release contains forward-looking statements regarding future events and the future performance of GEO that involve risks and uncertainties that could materially affect actual results. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to successfully market the Rivers Correctional Facility to other federal and state agencies as of March 31, 2021 or as soon as practicable thereafter; (2) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (3) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future dividends; (4) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (5) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (6) GEO’s ability to control operating costs associated with contract start-ups; (7) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (8) GEO’s ability to obtain future financing on acceptable terms or at all; (9) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (10) other factors contained in GEO’s Securities and Exchange Commission filings, including its Form 10-K, 10-Q and 8-K reports.

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations